UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 20, 2008

ZUMIEZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-51300	91-1040022
(Commission File Number)	(IRS Employer Identification No.)

6300 Merrill Creek Parkway, Suite B, Everett, Washington	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 551-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.        Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 20, 2008, the Board of Directors of Zumiez Inc. (the “Company”) amended Article II, Section 3 of the Company’s Bylaws to provide for majority voting in uncontested elections.  Under the new provision, a nominee for director in an uncontested election shall be elected if the votes cast in favor of the nominee’s election exceed the votes cast opposing the nominee’s election.  The amendment specifies that a director who does not receive a majority vote will serve until the earlier of: (i) 90 days from the date on which the voting results of the election are certified, (ii) the date on which the Board of Directors fills the office held by such director, or (iii) the date the director resigns.  Plurality voting is still the standard in contested elections.  The amended Bylaws also clarify which votes are considered cast in a director election.

This description is qualified in its entirety by reference to the amended Bylaws, which are filed as Exhibit 3.1 to this Form 8-K and are incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

Exhibit 3.1 – Bylaws of Zumiez Inc., as amended and restated on August 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.
(Registrant)

Date: August 25, 2008	By:	/s/ Trevor S. Lang

Trevor S. Lang
Chief Financial Officer and Secretary